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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549



                                    FORM 8-K


             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported)
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                                 June 6, 1996



                                  TENNECO INC.
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            (Exact name of registrant as specified in its charter)


        Delaware                     1-9864                76-0233548
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 (State or other jurisdiction     (Commission           (I.R.S. Employer
     of incorporation)            File Number)         Identification No.)


  1275 King Street, Greenwich, Connecticut              06831
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(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (203) 863-1000
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ITEM 5.  OTHER EVENTS.

   1(a) On June 6, 1996, Tenneco Energy Inc., an operating division of Tenneco Inc., issued a press release announcing it has agreed to sell its 13.2 percent interest in the Iroquois Gas Transmission System to a subsidiary of ANR Pipeline Company for approximately $30 million. The transaction is subject to certain governmental approvals and other conditions which are expected to be met within the next 30 days.

   1(b) At the end of May 1996, Newport News Shipbuilding and Dry Dock Company ("NNS") received a subpoena from the Inspector General of the Department of Defense requesting documents in connection with an investigation being conducted by the Department of Defense in conjunction with the Civil Division of the Department of Justice. The investigation appears to focus on whether information supplied by NNS to the U. S. Navy during negotiations for the RONALD REAGAN (CVN-76) was current, accurate and complete. NNS is cooperating in the investigation.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

   99    Press release issued June 6, 1996 by Tenneco Energy Inc.
         announcing it has agreed to sell its 13.2 percent interest in the Iroquois Gas Transmission System to a subsidiary of ANR Pipeline Company for approximately $30 million.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 TENNECO INC.
                                 Registrant



                                 By        M. W. MEYER
                                     ----------------------------
                                      M. W. Meyer, Vice President
                                      and Deputy General Counsel


DATE:  June 12, 1996

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